UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Buenos Aires, 10 – 14th Floor

Sion, Belo Horizonte, Minas Gerais, Brazil, 30.315-570

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 28, 2023, the Board of Directors (the “Board”) of Atlas Lithium Corporation (the “Company”) approved certain amendments to the compensation of Gustavo Pereira de Aguiar, the Company’s Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer. Retroactive to September 1, 2023, Mr. Aguiar’s base salary has been increased from $9,500 per month to $15,00 per month. Additionally, Mr. Aguiar has been awarded performance-based compensation pursuant to which he will have the opportunity to earn a cash payment equal to five (5) times his then monthly salary upon the Company’s successful completion of two specific company-wide tasks. Finally, the Board approved an amendment to Mr. Aguiar’s sign-on award of 85,019 shares of restricted common stock that was granted in March 2022 in connection with his hiring, which vests in four equal installments over a four-year period. Pursuant to the amendment, in the event of a change in control (as such term is defined in the Company’s 2023 Stock Incentive Plan), any shares of restricted stock unvested at that time will vest immediately.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: January 5, 2024	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer